                                                                    Exhibit 21.1

                           CAPITAL TRUST LIST OF SUBSIDIARIES

                                             JURISDICTION OF           D/B/A
                                             ---------------           -----
       ENTITY                                INCORPORATION          (JURISDICTION)
       ------                                -------------          --------------
Victor Capital Group, L.P.                      Delaware

Vic, Inc.                                       Delaware                Vic NY

VCG Montreal Management, Inc.                     NY

Victor Asset Management Partners, L.L.C.          NY

970 Management LLC                                NY

VP Metropolis Services, L.L.C.                    NJ

Cal-REIT Totem Square, Inc.                     Washington

B.B. Real Estate Investment Corporation         Delaware